Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Moov Corporation 2017 Equity Incentive Plan, of our reports dated February 12, 2021, with respect to the consolidated financial statements and schedule of Limelight Networks, Inc., and the effectiveness of internal control over financial reporting of Limelight Networks, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Phoenix, Arizona
October 4, 2021